                                                                 Exhibit 4(b)

                                 SPECIFICATIONS

Contract Type:[Non Qualified]                         Contract Number:[00000000000]
Issue Date:[04/01/1999]                               Annuity Date:[10/01/2025]
                                                      (Must be at least [2] years after issue date)

Owner:[John Doe]                                      Owner Date of Birth:[10/25/1960]
Joint Owner:[Jack Doe]                                Joint Owner Date of Birth:[07/12/1960]

Annuitant:[Mary Doe]                                  Annuitant Date of Birth:[03/19/1945]
Joint Annuitant:[Michael Doe]                         Joint Annuitant Date of Birth:[08/20/1954]

Annuitant Sex:[Female]                                Beneficiary(ies):
Joint Annuitant Sex:[Male]                            Primary:Surviving Joint Owner, if any
                                                      1st Contingent:[Michael Doe]
                                                      2nd Contingent:[Jack Doe]

Payment Credit Percentage:                            [No less than 5% of each payment under $x]
                                                      [No less than 5% of each payment
                                                      equal to or over $x]

Minimum Fixed Account                                 Minimum Additional Payment
Guaranteed Interest Rate:[3%]                         Amount:[$100.00]

Guarantee Period Account                              Guarantee Period Account
Minimum Interest Rate:[3%]                            Minimum Allocation Amount:[$1,000.00]

Minimum Withdrawal                                    Minimum Accumulated Value
Amount:[$100.00]                                      After Withdrawal:[$1,000.00]

Minimum Annuity                                       Maximum Alternative Annuity Date:[04/01/2045]
Benefit Payment:[$50.00]                              (Must be at least [2] years after the issue date)

Surrender Charge Table:

                   Years From                  Surrender Charge as a
                 Date of Payment              Percent of the Payments
              To Date of Withdrawal                  Withdrawn
                 [Less than: 1                         8 1/2%
                             2                         8 1/2%
                             3                         8 1/2%
                             4                         8 1/2%
                             5                         7 1/2%
                             6                         6 1/2%
                             7                         5 1/2%
                             8                         3 1/2%
                             9                         1 1/2%
                    Thereafter                        0%"""""]

Withdrawal Without Surrender Charge Percentage:"[15% of Gross Payment Base] Mortality and Expense Risk Charge:"[1.25%] on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge:"[1.5%] on an annual basis of the daily value of the Sub-Account assets.
Contract Fee:"[$35, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.]
Principal Office:"440 Lincoln St, Worcester, Massachusetts 01653. ({PROD PHONE})

FORM A8028-99                          3             {JURISDICTION}({FORM PROD})

Owner:[John Doe]                                 Contract Number:[00000000000]

Joint Owner:[Jack Doe]

Initial Payment:[$25,000.00]

Payment Allocation: (The Initial Payment is allocated in the following manner:)

                 VARIABLE SUB-ACCOUNTS:
[Select Emerging Markets                         Select Gr. & Inc.
Select Int'l Equity                              Fidelity VIP Eq. Inc.
T. Rowe Price Int'l                              Fidelity VIP High Inc.
Select Aggr. Growth                              Select Income
Select Capital Appr.
Select Value Opp.                                Allmerica Money Market]
Select Growth
Select Strategic Gr.
Fidelity VIP Growth

                  FIXED ACCOUNT
FORM A8028-99                          4

Owner:[John Doe]                                 Contract Number:[00000000000]

Joint Owner:[Jack Doe]




                  GUARANTEE PERIOD ACCOUNTS

                                            GUARANTEE      INTEREST  EXPIRATION
                                            "PERIOD"RATE   "DATE

                  ["2 years
                   "3 years
                   "4 years
                   "5 years
                   "6 years
                   "7 years
                   "8 years
                   "9 years
                   10 years]
                   ----
                                 100%              TOTAL
FORM A8028-99                          5

Owner:[John Doe]                                 Contract Number:[00000000000]

Joint Owner:[Jack Doe]



RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:]

                                                 [EDB Effective Annual Yield     [5%]]
                                                 [EDB Charge:   [.25%] on an annual basis of the Accumulated Value
                                                 of the contract deducted Pro Rata on the last day of each contract month]

[Minimum Guaranteed Annuity Payout Rider:]

                                                 [M-GAP Effective Date:  04/01/1999
                                                 M-GAP Waiting Period:   [10] years
                                                 M-GAP Effective Annual Yield:  [5%]
                                                 M-GAP Annual Rider Charge:  [x%]]

[Guaranteed Principal Protection Rider:]

                                                 [GPP Effective Date:   04/01/1999
                                                 GPP Waiting Period:    [10] years
                                                 GPP Principal Protection Rate:   [100%]
                                                 GPP Annual Rider Charge:   [x%]]

                  ACCOUNTS:
                  ---------
[Select Emerging Markets                         Select Gr. & Inc.
Select Int'l Equity                              Fidelity VIP Eq. Inc.
T. Rowe Price Int'l                              Fidelity VIP High Inc.
Select Aggr. Growth                              Select Income
Select Capital Appr.
Select Value Opp.                                Allmerica Money Market]
Select Growth
Select Strategic Gr.
Fidelity VIP Growth

FORM A8028-99                          6

                           SPECIFICATIONS (SUPPLEMENT)


Contract Type:[Non Qualified]                    Contract Number:[0000000000]

Owner:[John Doe]                                 Owner Date of Birth:[10/25/1960]
Joint Owner:[Jack Doe]                           Joint Owner Date of Birth:[07/12/1960]

Annuitant:[Mary Doe]                             Annuitant Date of Birth:[03/19/1945]
Joint Annuitant:[Michael Doe]                    Joint Annuitant Date of Birth:[08/20/1954]

Annuitant Sex:[Female]                           Beneficiary(ies):
Joint Annuitant Sex:[Male]                       Primary:Surviving Joint Owner, if any
                                                 1st Contingent:[Michael Doe]
                                                 2nd Contingent:[Jack Doe]

Payee:                                           [John Doe]
Payee Address:                                   [1 Main St, Anywhere, USA  00000]

Annuity Date:                                            [07/06/1999]
Expiration of 90-Day Period:                             [10/06/1999]

Annuity Benefit Payment Option:                          [Joint with 2/3 Survivor Option]
                                                         Survivor Annuity Benefit Percentage:      [66 2/3%]
                                                         Percentage under a Fixed Annuity Option:  [30%]
                                                         Percentage under a Variable Annuity Option:   [70%]
                                                         Assumed Investment Return:   [4%]
                                                         Annuity Benefit Payment Change Frequency
                         :                                      [Annual, beginning on 07/07/2000]
                                                         Annuity Benefit Frequency:     [Monthly, Quarterly,
                                                         Semi-annual, Annual]

                  Variable Allocation on Annuity Date:

                  "SUB-ACCOUNTS
                           [Select Emerging Markets             Select Gr. & Inc.
                           Select Int'l Equity                  Fidelity VIP Eq. Inc.
                           T. Rowe Price Int'l                  Fidelity VIP High Inc.
                           Select Aggr. Growth                  Select Income
                           Select Capital Appr.
                           Select Value Opp.                    Allmerica Money Market]
                           Select Growth
                           Select Strategic Gr.
                           Fidelity VIP Growth


FORM A8028-99                          3A

                           SPECIFICATIONS (SUPPLEMENT)



            [Variable Annuitization Rider:]

            "[Payment Rachet:
                                                          APR Maximum Benefit Increase Percentage:    [x%]
            "[Payment Floor:
                                                          MAF Amount:    [$xxx]

                                                   Amount of First Monthly Annuity Benefit Payment:   [$xxx]

[Without the rider, the first monthly annuity benefit payment would have been $xxx]

Payment Withdrawal Amount:                            [[x] times the previous annuity benefit payment but not
                                                      more than the remaining guaranteed annuity benefit
                                                      payments.]

Present Value Withdrawal Amount:                      [[x%] of Present Value of remaining guaranteed
                                                      annuity payments.]

Mortality and Expense Risk Charge:      [1.25%]on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:                  [.15%]on an annual basis of the daily value of the Sub-Account assets.

Principal Office:                       440 Lincoln Street, Worcester, Massachusetts 01653. ({PROD PHONE})

FORM A8028-99                          4A